Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amarin Corporation plc 2011 Stock Incentive Plan of our reports dated March 3, 2015 with respect to the consolidated financial statements of Amarin Corporation plc and the effectiveness of internal control over financial reporting of Amarin Corporation plc included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
MetroPark, New Jersey July 24, 2015